May 2026

Pricing Supplement No. 16,120

Registration Statement Nos. 333-293641; 333-293641-01

Dated May 29, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF (each referred to as an “underlying”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the closing value of the lowest performing underlying on the call date is greater than or equal to its call level for a call payment equal to the face amount plus the call premium of approximately 40.00% of the face amount. No further payments will be made on the securities once they have been called. The call level for each underlying is equal to 95% of its starting level.

￭Maturity Payment Amount. If the securities are not automatically called prior to maturity, you will receive at maturity a cash payment per security as follows:

￭If the ending level of the lowest performing underlying is greater than its starting level, you will receive a maturity payment amount equal to the face amount plus a positive return equal to 150% of the percentage increase in the level of the lowest performing underlying from its starting level.

￭If the ending level of the lowest performing underlying is equal to or less than its starting level, but greater than or equal to 60% of its starting level, which we refer to as the threshold level, you will receive a maturity payment amount of $1,000 per $1,000 security.

￭If the ending level of the lowest performing underlying is less than its threshold level, you will have full downside exposure to the decrease in the level of the lowest performing underlying from its starting level, and you will lose more than 40%, and possibly all, of your initial investment.

￭The maturity payment amount may be significantly less than the face amount, and you could lose your entire investment.

￭The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving a call payment greater than the face amount if the closing value of each underlying is greater than or equal to its call level on the call date or maturity payment amount greater than the face amount if the ending level of each underlying is greater than its starting level on the calculation day.

￭Because all payments on the securities are based on the lowest performing of the underlyings, a decline in level of more than 40% by any underlying will result in a loss on your investment, even if the other underlyings have appreciated or have not declined as much.

￭If the securities are automatically called prior to maturity, investors will not participate in any appreciation of any underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is $934.70 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$2,376,000	$61,182	$2,314,818

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 1, 2029, subject to postponement if the calculation day is postponed
Underlyings:

VanEck Vectors® Oil Services ETF (the “OIH Shares”), the Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”) and the State Street® Utilities Select Sector SPDR® ETF (the “XLU Shares”)

We refer to the NDXT Index, the OIH Shares and the XLU Shares, collectively, as the “underlyings.”

We refer to the OIH Shares and the XLU Shares, collectively, as the “underlying shares.”

Index sponsor:	With respect to the NDXT Index, Nasdaq OMX Group, Inc., or any successor thereof
Fund underlying index:	With respect to the OIH Shares, MVIS® US Listed Oil Services 25 Index With respect to the XLU Shares, the S&P® Utilities Select Sector Index
Fund underlying index publisher:	With respect to the OIH Shares, MV Index Solutions GmbH, or any successor thereof With respect to the XLU Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Automatic call:

If, on the call date, the closing value of the lowest performing underlying is greater than or equal to its call level, the securities will be automatically called for the call payment on the call settlement date.

The securities will not be automatically called on the call settlement date if the closing value of any underlying is less than its call level on the call date.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the closing value of the lowest performing underlying on the call date significantly exceeds its call level. If the securities are automatically called, you will not participate in any appreciation of any underlying.

Call payment:

The call payment will be an amount in cash per face amount of $1,400, which corresponds to a call premium of approximately 40.00% of the face amount. No further payments will be made on the securities once they have been called.

Call date:	June 3, 2027*
Call settlement date:	Three business days after the call date.*
Maturity payment amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending level of the lowest performing underlying is greater than its starting level:

$1,000 + ($1,000 × underlying return of the lowest performing underlying × participation rate)

￭if the ending level of the lowest performing underlying is equal to or less than its starting level but greater than or equal to its threshold level:

$1,000

￭if the ending level of the lowest performing underlying is less than its threshold level:

$1,000 + ($1,000 × underlying return of the lowest performing underlying)

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Participation rate:	150%
Starting level:

With respect to OIH Shares: $418.25, its closing price on the pricing date.

With respect to the NDXT Index: 17,450.41, its closing level on the pricing date.

With respect to the XLU Shares: $44.42, its closing price on the pricing date.

Call level:

With respect to the OIH Shares: $397.3375, which is equal to 95% of the starting level

With respect to the NDXT Index: 16,577.8895, which is equal to 95% of the starting level

With respect to the XLU Shares: $42.199, which is equal to 95% of the starting level

Ending level:

With respect to the NDXT Index, the closing level on the calculation day.

With respect to each of the OIH Shares and the XLU Shares, its respective closing price on the calculation day multiplied by the adjustment factor on such day.

May 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Adjustment factor:

The “adjustment factor” means, 1.0, subject to adjustment in the event of certain events affecting the Fund. See “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund;

Alternate Calculation” in the accompanying product supplement for principal at risk securities.

Threshold level:

With respect to the OIH Shares: $250.95, which is equal to 60% of the starting level

With respect to the NDXT Index: 10,470.246, which is equal to 60% of the starting level

With respect to the XLU Shares: $26.652, which is equal to 60% of the starting level

Calculation day:	May 29, 2029**, subject to postponement for non-trading days and certain market disruption events.
Lowest performing underlying:	The underlying with the lowest underlying return
Underlying return:	With respect to each underlying, (ending level – starting level) / (starting level)
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	May 29, 2026*
Original issue date:	June 3, 2026* (3 business days after the pricing date)
CUSIP / ISIN:	61781FG80 / US61781FG809
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

May 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $934.70.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amount, the call levels and the threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

May 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029 (the “securities”) may be appropriate for investors who:

￭believe that the closing value of each underlying will be greater than or equal to its call level on the call date;

￭seek the potential for a fixed return if the closing value of each underlying has appreciated at all as of the call date in lieu of 150% leveraged participation in any potential appreciation of any underlying;

￭if the securities are not automatically called prior to maturity, seek exposure to 150% of the positive performance of the lowest performing underlying if the ending level of the lowest performing underlying is greater than its starting level;

￭understand that if the closing value of any underlying is less than its call level on the call date and the ending level of any underlying is less than its starting level on the calculation day, they will not receive any positive return on their investment in the securities, and that if the closing value of any underlying on the calculation day has declined by more than 40% from its starting level, they will lose more than 40%, and possibly all, of the face amount of their securities at maturity;

￭understand that the term of the securities may be as short as approximately one year, and that if the securities are automatically called, no further payments will be made on the securities once they have been called;

￭understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on the call date or, if the securities are not automatically called prior to maturity, on the calculation day, and that they will not benefit in any way from the performance of the better performing underlyings on either date;

￭understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭understand and are willing to accept the full downside risks of each underlying;

￭are willing to forgo interest payments on the securities and dividends on the underlyings; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭believe that the closing value of each underlying will be less than its call level on the call date or its starting level on the calculation day;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that, if the closing value of any underlying is less than its call level on the call date and, if the securities are not automatically called prior to maturity, the calculation day, they will not receive any positive return on their investment in the securities;

￭are unwilling to accept the risk that, if the securities are not automatically called prior to maturity, the closing value of the lowest performing underlying on the calculation day may decline by more than 40% from its starting level to its ending level, in which case they will lose more than 40%, and possibly all, of the face amount of their securities at maturity;

￭seek current income;

￭are unwilling to accept the risk of exposure to the underlyings;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “VanEck Vectors® Oil Services ETF Overview,” “Nasdaq-100® Technology Sector IndexSM Overview” and “State Street® Utilities Select Sector SPDR® ETF Overview” below.

May 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

May 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its starting level to its closing value on the call date or the calculation day, as applicable.

Call date
Hypothetical Maturity Payment Amount
Lowest Performing Underlying
Call Date (Call Premium: 40.00%)
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
Hypothetical Percentage Change in the Closing Price of the Lowest Performing Underlying on the Call Date or the Calculation Day

May 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are automatically called prior to maturity will be determined by reference to the closing value of each underlying on the call date, and the maturity payment amount will be determined by reference to the closing value of each underlying on the calculation day. The actual starting levels, call levels and threshold levels are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 3 years
Call payment:

The call payment will be an amount in cash per face amount (corresponding to a return of approximately 40.00% of the face amount), as follows:

●Call date: $1,400

No further payments will be made on the securities once they have been called.

Hypothetical starting level:	With respect to the OIH Shares: $100.00 With respect to the NDXT Index: 100.00 With respect to the XLU Shares: $100.00
Hypothetical call level:

With respect to the OIH Shares: $95.00, which is 95% of the hypothetical starting level

With respect to the NDXT Index: 95.00, which is 95% of the hypothetical starting level

With respect to the XLU Shares: $95.00, which is 95% of the hypothetical starting level

Hypothetical threshold level:

With respect to the OIH Shares: $60.00, which is 60% of the hypothetical starting level

With respect to the NDXT Index: 60.00, which is 60% of the hypothetical starting level

With respect to the XLU Shares: $60.00, which is 60% of the hypothetical starting level

Participation rate:	150%

* The hypothetical starting level of $100.00 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels, call levels and threshold levels are set forth under “Final Terms” above. For historical data regarding the actual closing values of the underlyings, see the historical information set forth herein.

Automatic Call:

Example 1 — The securities are automatically called following the call date.

Date	OIH Shares Closing Value	NDXT Index Closing Value	XLU Shares Closing Value	Payment (per Security)
Call date	$150.00 (greater than or equal to the call level)	135.00 (greater than or equal to the call level)	$125.00 (greater than or equal to the call level)	$1,400

In this example, on the call date, the closing value of each underlying is greater than or equal to its call level. Therefore, the securities are automatically called on the call settlement date. Investors will receive a payment of $1,400 per security on the call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying.

May 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

How to calculate the payment investors will receive at maturity:

In the following examples, the closing value of one or more of the underlyings is less than its starting level on the call date, and, consequently, the securities are not automatically called prior to maturity.

	OIH Shares Closing Value	NDXT Index Closing Value	XLU Shares Closing Value	Maturity Payment Amount (per Security)
Example 1	$120.00 (greater than the starting level)	115.00 (greater than the starting level)	$110.00 (greater than the starting level)	$1,000 + ($1,000 × underlying return of the lowest performing underlying × participation rate) = $1,000 + ($1,000 × 10% × 150%) = $1,150
Example 2	$150.00 (greater than the starting level)	130.00 (greater than the starting level)	$95.00 (less than the starting level but greater than or equal to the threshold level)	$1,000
Example 3	$160.00 (greater than the starting level)	40.00 (less than the threshold level)	$105.00 (greater than the starting level)	$1,000 + ($1,000 × underlying return of the lowest performing underlying) = $1,000 + ($1,000 × -60%) = $400
Example 4	$35.00 (less than the threshold level)	40.00 (less than the threshold level)	$20.00 (less than the threshold level)	$1,000 + ($1,000 × -80%) = $200

In example 1, the ending level of each underlying is greater than its starting level. Therefore, investors receive at maturity the face amount plus a return reflecting 150% of the appreciation of the lowest performing underlying. Investors receive $1,150 per security at maturity.

In example 2, the ending levels of two of the underlyings are greater than their starting levels, but the ending level of the other underlying is less than its starting level. Because the ending level of the lowest performing underlying is less than its starting level but greater than or equal to its threshold level, investors receive a maturity payment amount equal to the face amount of $1,000 per security, representing a 0% return over the 3-year term of the securities.

In example 3, the ending levels of two of the underlyings are greater than their starting levels, but the ending level of the other underlying is less than its threshold level. Therefore, investors are fully exposed to the negative performance of the lowest performing underlying and will receive a maturity payment amount that is less than the face amount of the securities, even though the value of one underlying has increased from its starting level. The maturity payment amount is $400 per security, representing a loss of 60% on your investment over the 3-year term of the securities.

In example 4, the ending level of each underlying is less than its threshold level. Therefore, investors are fully exposed to the negative performance of the lowest performing underlying and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $200 per security, representing a loss of 80% on your investment over the 3-year term of the securities.

If the securities are not automatically called prior to maturity and the ending level of ANY underlying is less than its threshold level on the calculation day, you will be fully exposed to the decline in the closing value of the lowest performing underlying. You may lose more than 40%, and possibly all, of your investment.

May 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of any underlying is less than its threshold level, you will lose more than 40%, and possibly all, of your investment.

￭If the securities are automatically called prior to maturity, the appreciation potential of the securities is limited by the fixed call payment specified for the call date. If the closing value of each underlying is greater than or equal to its call level on the call date, the securities will be automatically called. In this scenario, the appreciation potential of the securities is limited to the fixed call payment specified on the call date, and no further payments will be made on the securities once they have been called. In addition, if the securities are automatically called prior to maturity, you will not participate in any appreciation of any underlying, which could be significant. Moreover, the fixed call payment may be less than the maturity payment amount you would receive for the same level of appreciation of the lowest performing underlying had the securities not been automatically called and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its starting level, call level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the NDXT Index and the fund underlying indices ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the value of each underlying,

odividend rates on the underlyings or the stocks composing the NDXT Index and the fund underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the closing level of any underlying at the time of sale is near or below its threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on historical performance. If the securities are not automatically called prior to maturity and the ending level of any underlying is less than its threshold level, you will be exposed to any decline in the closing value of the lowest performing underlying in excess of 40%. See “VanEck Vectors® Oil Services ETF Overview,” “Nasdaq-100® Technology Sector IndexSM Overview” and “State Street® Utilities Select Sector SPDR® ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due

May 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the NDXT Index or the fund underlying indices. Investing in the securities is not equivalent to investing in the underlyings, the fund underlying indices or the stocks that constitute the NDXT Index or the fund underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are automatically called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called at any point other than the specified call settlement date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

May 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the call levels, the threshold levels, the ending levels, whether the securities will be called on the call settlement date and will calculate the amount of cash you receive at maturity if the securities are not automatically called prior to maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing level of an underlying in the event of a market disruption event with respect to such underlying or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Payment Dates, “—Calculations and Calculation Agent” and “—Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the NDXT Index or fund underlying indices), including trading in the underlying shares or the stocks that constitute the NDXT Index or the fund underlying indices as well as in other instruments related to the underlyings or fund underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlyings or the stocks that constitute the NDXT Index or fund underlying indices and other financial instruments related to the fund underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the call date so that the securities are automatically called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold level for such underlying, which is the level at or above which such underlying must close on the calculation day so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the call date, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be

May 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call payment, the closing value of each underlying must be greater than or equal to its call level on the call date. In addition, if the securities have not been called prior to maturity and the value of any underlying has declined to below its threshold level as of the calculation day, you will be fully exposed to the decline in the lowest performing underlying from its starting level, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 60% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the ending level of any underlying will decline to below 40% of its starting level than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment. In addition, because the value of each underlying must be greater than or equal to its starting level on the call date in order for the securities to be called prior to maturity, the securities are less likely to be called on the call settlement date than if the securities were linked to just one underlying.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil services industry. All or substantially all of the equity securities held by VanEck Vectors® Oil Services ETF are issued by companies whose primary line of business is directly associated with the oil services sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The profitability of oil services companies is related to worldwide energy prices, including all sources of energy and exploration and production spending. The price of energy, the earnings of oil services companies and the value of these companies’ securities are subject to significant volatility. Oil services companies are also subject to risks of changes in exchange rates and the price of oil and gas, changes in prices for competitive energy services, changes in the global supply of and demand for oil and gas, government regulation, the imposition of import controls, world events, negative perception, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business. Oil services companies operate in a highly competitive and cyclical industry, with intense price competition.

Oil services companies are exposed to significant and numerous operating hazards. Oil services companies can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate. The revenues of oil services companies may be negatively affected by contract termination and renegotiation. Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations. Oil services companies may also be adversely affected by environmental damage claims and other types of litigation. Changes to environmental protection laws, including the implementation of policies with less stringent environmental protection standards and those geared away from sustainable energy development, could lead to fluctuations in supply, demand and

May 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

prices of oil and gas. The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, social unrest and acts of war, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Additionally, changes to U.S. trading policies could cause friction with certain oil producing countries and between the governments of the United States and other major exporters of oil to the United States. Some oil services companies are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business, which could adversely affect their operating results. The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition.

These factors could affect the oil services sector and could affect the value of the securities held by VanEck Vectors® Oil Services ETF and the price of VanEck Vectors® Oil Services ETF during the term of the securities, which may adversely affect the value of your securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil and gas exploration and production sector. The stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index and that are generally tracked by the XOP Shares are stocks of companies whose primary business is associated with the exploration and production of oil and gas. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

oworldwide and domestic supplies of, and demand for, crude oil and natural gas;

othe cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

oconsumer confidence;

ochanges in weather patterns and climatic changes;

othe ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels;

othe worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

othe price and availability of alternative and competing fuels;

odomestic and foreign governmental regulations and taxes;

oemployment levels and job growth; and

ogeneral economic conditions worldwide.

￭These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index to decline during the term of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the Nasdaq-100® Technology Sector IndexSM are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the Nasdaq-100® Technology Sector IndexSM, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

May 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the Nasdaq-100® Technology Sector IndexSM and, therefore, on the value of the securities.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The performance and market price of the underlyings, particularly during periods of market volatility, may not correlate with the performance of the fund underlying indices, the performance of the component securities of the fund underlying indices or the net asset value per share of the underlyings. The underlyings do not fully replicate the fund underlying indices and may hold securities that are different than those included in the fund underlying indices. In addition, the performance of the underlyings will reflect additional transaction costs and fees that are not included in the calculation of the fund underlying indices. All of these factors may lead to a lack of correlation between the performance of the underlyings and the fund underlying indices. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting the underlyings may impact the variance between the performances of underlyings and the fund underlying indices. Finally, because the shares of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlyings may differ from the net asset value per share of the underlyings. In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting the underlyings may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying, and their ability to create and redeem shares of the underlyings may be disrupted. Under these circumstances, the market price of shares of the underlyings may vary substantially from the net asset value per share of the underlyings or the level of the fund underlying indices.

￭Adjustments to the NDXT Index could adversely affect the value of the securities. The publisher of the NDXT Index may add, delete or substitute the stocks constituting such Index or make other methodological changes that could change the value of such Index. The publisher of the NDXT Index may discontinue or suspend calculation or publication of such Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the

May 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

discontinued Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index on any calculation day, the determination of whether the securities will be called or the amount payable at maturity, if any, will be based on the value of such Index, based on the closing prices of the stocks constituting such Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such Index last in effect prior to such discontinuance, as compared to the relevant starting level or threshold level, as applicable (depending also on the performance of the other underlyings).

￭Adjustments to the OIH Shares and the XLU Shares or the fund underlying indices could adversely affect the value of the securities. The investment adviser to each of the underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant fund underlying indices. Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the fund underlying indices is responsible for calculating and maintaining the respective fund underlying index. The publisher may add, delete or substitute the stocks constituting the respective fund underlying index or make other methodological changes that could change the value of such fund underlying index. The publisher of each of the fund underlying indices may discontinue or suspend calculation or publication of a fund underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the fund underlying index, and, consequently, the price of the underlying shares and the value of the securities.

￭The anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Historical closing values of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the closing values of the underlyings at any time, including on the final calculation day, because historical closing values of the underlyings do not provide an indication of future performance of the underlyings.

May 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

VanEck Vectors® Oil Services ETF Overview

The VanEck Vectors® Oil Services ETF is an exchange-traded fund that seeks to replicate, as closely as possible, the price and yield performance, before fees and expenses, of the MVIS® US Listed Oil Services 25 Index. The VanEck Vectors® Oil Services ETF is managed by the VanEck Vectors® ETF Trust (the “Trust”), a registered investment company that consists of numerous separate investment portfolios, including the VanEck Vectors® Oil Services ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding VanEck Vectors® Oil Services ETF is accurate or complete.

The following graph sets forth the daily closing prices of the OIH Shares for the period from January 1, 2021 through May 29, 2026. The closing price of the OIH Shares on May 29, 2026 was $418.25. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The OIH Shares have at times experienced periods of high volatility. You should not take the historical prices of the OIH Shares as an indication of its future performance, and no assurance can be given as to the closing price of the OIH Shares at any time, including on the call date or the calculation day.

VanEck Vectors® Oil Services ETF – Daily Closing Prices January 1, 2021 to May 29, 2026

This document relates only to the securities referenced hereby and does not relate to the OIH Shares. We have derived all disclosures contained in this document regarding the VanEck Vectors® ETF Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to VanEck Vectors® ETF Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the VanEck Vectors® ETF Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the OIH Shares (and therefore the price of the OIH Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the VanEck Vectors® ETF Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the OIH Shares.

May 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

MVIS® US Listed Oil Services 25 Index. The MVIS® US Listed Oil Services 25 Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector.

May 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector Index℠, see the information set forth under “Nasdaq-100® Technology Sector Index℠” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NDXT Index for the period from January 1, 2021 through May 29, 2026. The closing level of the NDXT Index on May 29, 2026 was 17,450.41. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NDXT Index have at times experienced periods of high volatility. You should not take the historical levels of the NDXT Index as an indication of its future performance, and no assurance can be given as to the closing level of the NDXT Index at any time, including on the call date or the calculation day.

Nasdaq-100® Technology Sector IndexSM – Daily Closing Levels January 1, 2021 to May 29, 2026

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc.

May 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

State Street® Utilities Select Sector SPDR® ETF Overview

The State Street® Utilities Select Sector SPDR® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its fund underlying index, which is the Utilities Select Sector Index. The underlying fund manager with respect to the State Street® Utilities Select Sector SPDR® ETF is the Select Sector SPDR® Trust, which is a registered investment company. Effective December 1, 2025, the fund changed its name from Utilities Select Sector SPDR® Fund to State Street® Utilities Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of its fund underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-57791 and 811-08837, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLU Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2021 through May 29, 2026. The closing price of the XLU Shares on May 29, 2026 was $44.42. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLU Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLU Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLU Shares at any time, including on the call date or the calculation day.

State Street® Utilities Select Sector SPDR® ETF – Daily Closing Prices January 1, 2021 to May 29, 2026

This document relates only to the securities referenced hereby and does not relate to the XLU Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the

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Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

May 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying tax supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

May 2026 Page 22

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

May 2026 Page 23

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck Vectors® Oil Services ETF, the Nasdaq-100® Technology Sector IndexSM and the State Street® Utilities Select Sector SPDR® ETF due June 1, 2029

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

May 2026 Page 24